Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Brian Keogh 425-453-9400

ESTERLINE REPORTS A 17% EARNINGS IMPROVEMENT

FROM CONTINUING OPERATIONS IN SECOND QUARTER 2010;

Earnings $29.6 Million, or $.98 per Share, on $387.6 Million Sales

BELLEVUE, Wash., May 27, 2010 — Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2010 second quarter (ended April 30) income from continuing operations of $29.6 million, or $.98 per diluted share, on sales of $387.6 million. Year-ago income from continuing operations was $25.3 million, or $.85 per diluted share, on sales of $359.5 million. Income from discontinued operations in last year’s second quarter was $.01 per diluted share, bringing net income per diluted share to $.86.

Brad Lawrence, Esterline’s CEO, said the company’s solid performance — year-over-year sales up nearly 8% and earnings from continuing operations up 17% — reflected strength from the Avionics & Controls segment, where sales improved nearly 18% and segment income was up 31% compared with last year. He said, “…sales and gross margin improvement in this segment reflects a particularly successful ramp up of T-6B military trainer cockpit production and good progress on military transport retrofit projects.” In addition, he said Esterline’s military markets continue to show strength, specifically from “…increased Advanced Materials segment sales at our U.S. and non-U.S. countermeasure flare operations.”

Lawrence noted that Esterline’s commercial air transport spare parts business “…showed only sporadic improvement during the quarter, while business jet markets continue to struggle.” He said that although market conditions appear to be improving, “…we are still experiencing plenty of market volatility and some of our operations have yet to turn the corner.” Overall, however, he said, “…many elements are beginning to move into place, giving us more confidence in our full-year outlook.” The company is raising its full-year earnings per share guidance range to $3.45 to $3.65 from its earlier range of $3.20 to $3.45.

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Page 2 of 5 Esterline Reports Second Quarter 2010

Lawrence said one source of strength is improved performance at certain operations serving markets adjacent to Esterline’s core aerospace and defense business. He said the company is benefiting primarily from “…solid sales of interface technologies devices to medical equipment markets and casino gaming machine manufacturers.”

Consolidated gross margin in the quarter was 33.3% compared with 31.3% a year ago. The increase in gross margin mainly reflected cost control measures, improved recovery of fixed costs due to higher sales volumes, and a favorable sales mix of military and commercial aerospace products.

Selling, general and administrative expenses (SG&A) as a percent of sales were 16.8% in the quarter compared with 15.2% in the prior-year period. The increase in SG&A expenses was due principally to the effect of exchange rates on operating expenses at our non-U.S. operations. In addition, last year’s SG&A benefited from foreign currency gains on forward contracts.

Research, development and engineering expense declined during the quarter to 4.8% of sales compared with 5.1% a year ago. Lawrence said R&D has stabilized in the 4.5% to 5% range.

For the first half of fiscal 2010, Esterline reported income from continuing operations and net income of $42.4 million, or $1.40 per diluted share, on sales of $727.0 million. Income from continuing operations in the same period last year was $36.8 million, or $1.23 per diluted share. Income from discontinued operations in the first half of 2009 was $.53 per diluted share. Net income in that period was $52.7 million, or $1.76 per diluted share, on $669.2 million in sales.

Backlog at quarter-end totaled $1.1 billion, about even with last year. New orders in the first half of FY10 totaled $743.3 million, up nearly 10% compared with the same period a year ago.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

Page 3 of 5 Esterline Reports Second Quarter 2010

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per-share amounts

	Three Months Ended		Six Months Ended
	April 30, 2010	May 1, 2009	April 30, 2010	May 1, 2009
Net Sales	$387,620	$359,502	$726,980	$669,219
Cost of Sales	258,422	246,904	493,253	454,469

	129,198	112,598	233,727	214,750
Expenses
Selling, general and administrative	65,294	54,619	127,609	114,344
Research, development and engineering	18,477	18,294	35,524	35,692
Other (income) expense	(38)	2,714	3	7,728

Total Expenses	83,733	75,627	163,136	157,764

Operating Earnings from Continuing Operations	45,465	36,971	70,591	56,986

Interest income	(20)	(370)	(403)	(781)
Interest expense	7,348	7,610	15,309	14,346

Income from Continuing Operations
Before Income Taxes	38,137	29,731	55,685	43,421
Income Tax Expense	8,465	4,316	13,234	6,484

Income from Continuing Operations
Including Noncontrolling Interests	29,672	25,415	42,451	36,937
Income Attributable to Noncontrolling Interests	(24)	(77)	(78)	(112)

Income from Continuing Operations	29,648	25,338	42,373	36,825

Income from Discontinued Operations, Net of Tax	—	375	—	15,831

Net Earnings	$29,648	$25,713	$42,373	$52,656

Earnings Per Share – Basic:
Continuing Operations	$.99	$.85	$1.42	$1.24
Discontinued Operations	—	.02	—	.53

Earnings Per Share – Basic	$.99	$.87	$1.42	$1.77

Earnings Per Share – Diluted:
Continuing Operations	$.98	$.85	$1.40	$1.23
Discontinued Operations	—	.01	—	.53

Earnings Per Share – Diluted	$.98	$.86	$1.40	$1.76

Weighted Average Number of Shares Outstanding – Basic	29,908	29,705	29,848	29,684

Weighted Average Number of Shares Outstanding – Diluted	30,406	29,829	30,312	29,847

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Page 4 of 5 Esterline Reports Second Quarter 2010

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Income from Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended		Six Months Ended
	April 30, 2010	May 1, 2009	April 30, 2010	May 1, 2009
Segment Sales
Avionics & Controls	$198,719	$169,111	$368,976	$297,579
Sensors & Systems	80,346	86,755	155,088	171,310
Advanced Materials	108,555	103,636	202,916	200,330

Net Sales	$387,620	$359,502	$726,980	$669,219

Income from Continuing Operations
Avionics & Controls	$28,461	$21,685	$47,893	$36,160
Sensors & Systems	8,693	9,899	13,789	20,151
Advanced Materials	17,127	14,359	25,857	24,333

	54,281	45,943	87,539	80,644

Corporate expense	(8,854)	(6,258)	(16,945)	(15,930)
Other income (expense)	38	(2,714)	(3)	(7,728)
Interest income	20	370	403	781
Interest expense	(7,348)	(7,610)	(15,309)	(14,346)

Income from Continuing Operations Before Income Taxes	$38,137	$29,731	$55,685	$43,421

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Page 5 of 5 Esterline Reports Second Quarter 2010

Consolidated Balance Sheet (unaudited)

In thousands	April 30, 2010	May 1, 2009
Assets
Current Assets
Cash and cash equivalents	$223,665	$115,406
Accounts receivable, net	278,580	266,589
Inventories	262,789	286,194
Income tax refundable	4,299	7,635
Deferred income tax benefits	38,029	36,432
Prepaid expenses	18,490	15,036
Other current assets	14,684	55

Total Current Assets	840,536	727,347

Property, Plant and Equipment, Net	272,628	219,820

Other Non-Current Assets
Goodwill	732,140	690,518
Intangibles, net	397,421	410,050
Debt issuance costs, net	6,182	8,151
Deferred income tax benefits	81,408	60,597
Other assets	13,419	38,137

	$2,343,734	$2,154,620

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$76,083	$78,205
Accrued liabilities	181,654	201,074
Credit facilities	4,299	2,398
Current maturities of long-term debt	8,425	12,482
Deferred income tax liabilities	8,244	3,869
Federal and foreign income taxes	5,046	316

Total Current Liabilities	283,751	298,344

Long-Term Liabilities
Long-term debt, net of current maturities	528,638	513,559
Deferred income tax liabilities	126,379	122,499
Pension and post-retirement obligations	92,475	74,915
Other liabilities	23,923	48,537

Shareholders’ Equity	1,288,568	1,096,766

	$2,343,734	$2,154,620